Exhibit 99.4

PROFESSIONAL BUSINESS BANK

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY 23, 2012

The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Professional Business Bank dated April 30, 2012 including the accompanying joint proxy statement/prospectus, and revoking any proxies previously given, hereby nominates, constitutes and appoints Charles D. Kenny and Louis P. Smaldino, and each of them, with full power of substitution, the attorney, agent and proxies of the undersigned to vote all shares of the common stock of Professional Business Bank which the undersigned is entitled to vote at the Special Meeting of Shareholders of Professional Business Bank (the “Special Meeting”) to be held at 2700 E. Foothill Blvd., Suite 100, Pasadena, CA 91107 on Wednesday, May 23, 2012 at 4:00 p.m., or at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat.

This Proxy when properly executed and delivered will be voted as directed on the reverse side.  If no direction is specified, this Proxy will be voted “FOR” Proposals 1 and 2.  If any other business properly comes before the Special Meeting, this Proxy will be voted in the discretion of the proxies named herein.

Whether or not you plan to attend the Special Meeting, please sign and return this Proxy as promptly as possible to ensure a quorum is duly constituted.

This Proxy is solicited by and on behalf of the Board of Directors of Professional Business Bank and may be revoked prior to its exercise as described in the accompanying proxy statement/prospectus.

(continued and to be signed on the reverse side)

A.  Proposals—The Board of Directors unanimously recommends a vote “FOR” Proposals 1 and 2 below.

1.             Agreement and Plan of Merger and Reorganization.  To approve the Agreement and Plan of Merger and Reorganization, dated November 21, 2011, as amended on January 18, 2012, providing for (i) the merger of CGB Holdings, Inc. with and into Professional Business Bank, and (ii) the merger of Professional Business Bank with and into a wholly-owned subsidiary of Manhattan Bancorp, as it may be amended from time to time.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.             Adjournment of Special Meeting.  To approve the adjournment of the Special Meeting, if necessary or appropriate in the judgment of the Board of Directors of Professional Business Bank, to solicit additional proxies in favor of the approval of Proposal No. 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED OT VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

B.  Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.	☐

C.  Authorized Signatures — This section must be completed for your vote to be counted.  — Date and Sign Below.

Please date and sign this Proxy exactly as your name(s) appear on your stock certificate.  When signing as attorney, trustee or guardian, please give your full title.  If there is more than one trustee or other representative, all trustees or representatives should sign the Proxy.  All joint owners should sign the Proxy.  If the stockholder is an entity, please specify your representative capacity.

Date (mm/dd/yyyy) — Please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box.
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